UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2012

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32242	38-2511577
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) was held on April 25, 2012. A total of 51,340,894 shares were present or represented by proxy at the meeting, representing 88.79% of all shares entitled to be voted at the Annual Meeting. The matters presented for a vote and the related results are as follows:

1. ELECTION OF DIRECTORS

Proposal one was the election of three nominees to serve as directors of the Company for terms of three years. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David A. Brandon	43,062,168	1,711,552	6,567,174
Diana F. Cantor	44,268,174	505,546	6,567,174
Richard L. Federico	43,528,825	1,244,895	6,567,174

Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional Director nominations brought before the Meeting.

2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal two was the advisory vote on the approval of the executive compensation of the named executive officers of Domino’s Pizza, Inc. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
44,236,066	528,088	9,566	6,567,174

Pursuant to the foregoing votes, the executive compensation of the named executive officers of Domino’s Pizza, Inc. was approved in this non-binding advisory vote.

3. SHAREHOLDER PROPOSAL BY THE HUMANE SOCIETY OF THE UNITED STATES

Proposal three was a vote to consider a shareholder proposal by the Humane Society of the United States relating to certain foods from producers who use gestation crates. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
1,542,403	35,613,555	7,617,762	6,567,174

Pursuant to the foregoing votes, the shareholder proposal from the Humane Society of the United States was not approved.

4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal four was the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
51,159,866	173,612	7,416	—

Pursuant to the foregoing votes, the ratification of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC. (Registrant)

Date: April 30, 2012	/s/ Kenneth B. Rollin
Kenneth B. Rollin Executive Vice President